Exhibit 24(a)(1)

DUKE ENERGY CORPORATION

Power of Attorney

Registration Statement on Form S-3

The undersigned officers and/or directors of Duke Energy Corporation, a Delaware corporation (the “Corporation”), whether on behalf of the Corporation or as an officer and/or director thereof, do each hereby constitute and appoint Kodwo Ghartey-Tagoe, Michael P. Callahan, David S. Maltz and Elizabeth H. Jones, and each of them, to act as attorneys-in-fact for and in the respective names, places and stead of the undersigned, to execute, seal, sign and file with the Securities and Exchange Commission a registration statement on Form S-3 of the Corporation related to the offer and sale of securities of the Corporation and any and all amendments thereto, hereby granting to said attorneys-in-fact, and each of them, full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or proper to be done in and about the premises, as fully to all intents and purposes as the undersigned, or any of them, might or could do if personally present, hereby ratifying and approving the acts of said attorneys-in-fact.

Executed as of the 1st day of May, 2025.

SIGNATURE	TITLE

/s/ Harry K. Sideris	President and Chief Executive Officer
Harry K. Sideris	(Principal Executive Officer and Director)

/s/ Brian D. Savoy	Executive Vice President and Chief Financial Officer
Brian D. Savoy	(Principal Financial Officer)

/s/ Cynthia S. Lee	Senior Vice President, Chief Accounting Officer and Controller
Cynthia S. Lee	(Principal Accounting Officer)

/s/ Theodore F. Craver, Jr.	Independent Chair
Theodore F. Craver, Jr.

/s/ Derrick Burks	Director
Derrick Burks

/s/ Annette K. Clayton	Director
Annette K. Clayton

/s/ Robert M. Davis	Director
Robert M. Davis

/s/ Caroline D. Dorsa	Director
Caroline D. Dorsa

/s/ W. Roy Dunbar	Director
W. Roy Dunbar

/s/ Nicolas C. Fanandakis	Director
Nicolas C. Fanandakis

/s/ John T. Herron	Director
John T. Herron

/s/ Idalene F. Kesner	Director
Idalene F. Kesner

/s/ E. Marie McKee	Director
E. Marie McKee

/s/ Michael J. Pacilio	Director
Michael J. Pacilio

/s/ Thomas E. Skains	Director
Thomas E. Skains

/s/ William E. Webster, Jr.	Director
William E. Webster, Jr.

DUKE ENERGY CORPORATION

Power of Attorney

Registration Statement on Form S-3

The undersigned officers and/or directors of Duke Energy Corporation, a Delaware corporation (the “Corporation”), whether on behalf of the Corporation or as an officer and/or director thereof, do each hereby constitute and appoint Michael P. Callahan, David S. Maltz and Elizabeth H. Jones, and each of them, to act as attorneys-in-fact for and in the respective names, places and stead of the undersigned, to execute, seal, sign and file with the Securities and Exchange Commission a registration statement on Form S-3 of the Corporation related to the offer and sale of securities of the Corporation and any and all amendments thereto, hereby granting to said attorneys-in-fact, and each of them, full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or proper to be done in and about the premises, as fully to all intents and purposes as the undersigned, or any of them, might or could do if personally present, her eby ratifying and approving the acts of said attorneys-in-fact.

Executed as of the 19th day of September, 2025.

SIGNATURE	TITLE

/s/ Jeffrey B. Guldner	Director
Jeffrey B. Guldner